Mark Yardley accepts FHLBank Topeka President and CEO position

In December 2016, FHLBank’s board of directors named Mark Yardley as Interim President and CEO in light of Andy Jetter’s retirement. We are pleased to announce today that Mark has accepted the permanent position of President and CEO.

Mark has demonstrated this past quarter that he is the right person for this important role. His exceptional knowledge, experience and commitment to providing members products allow us to seamlessly continue serving and growing our members’ communities and make him a natural and confident choice.

During Mark’s 32-year tenure, virtually every department has reported to him. His previous roles as Chief Risk Officer, Director of Internal Audit and Chief Financial Officer uniquely position him to lead FHLBank in a sound, secure and successful manner. Mark’s conservative and proactive management has allowed FHLBank to pay consistent and strong dividends throughout the recent economic crisis while avoiding the financial challenges encountered by many in the financial services industry.

The board of directors has every confidence in Mark’s ability to continue to move FHLBank forward and provide value to its customers.

G. Bridger Cox
FHLBank Topeka Board Chair